Exhibit 19

CABOT CORPORATION

POLICY ON TRANSACTIONS IN SECURITIES

(Adopted by Cabot’s Board of Directors on March 11, 2005, and as amended through September 15, 2023)

1.
Background and Purpose

The federal securities laws prohibit any Company insiders from purchasing or selling Company securities on the basis of material nonpublic information concerning the Company, or from disclosing material nonpublic information to others who might trade on the basis of that information. These laws impose severe sanctions on individuals who violate them. In addition, the Securities and Exchange Commission has the authority to impose large fines on the Company and on members of the Company’s Board of Directors (each, a “Director” and, collectively, the “Directors”), executive officers and controlling stockholders if the Company’s employees engage in insider trading and the Company has failed to take appropriate steps to prevent it (so-called “controlling person” liability).

This insider trading policy is being adopted in light of these legal requirements, and with the goal of helping:

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prevent inadvertent violations of the insider trading laws;
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avoid proxy disclosure of reporting violations by persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
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avoid even the appearance of impropriety on the part of those employed by, or associated with, the Company;
•
protect the Company from controlling person liability; and
•
protect the reputation of the Company, its Directors and its employees.

In addition, it is the policy of the Company to comply with all applicable securities laws when transacting in its own securities. The responsibility for determining whether an individual is in possession of material nonpublic information rests with that individual, and any action on the part of the Company or any director, officer or employee pursuant to this policy (other otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws.

This policy applies to transactions in the Company’s securities, including the Company’s common stock, options to purchase common stock, bonds or any other type of security that the Company may issue, including preferred stock, convertible debt and warrants.

2. Prohibition on Trading While Aware of Material Nonpublic Information; Prohibition on Tipping Others

This Section 2 applies to:

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all Directors;
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all employees;
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all family members of Directors and employees who share the same address as, or whose transactions in the Company’s securities are directed by them or are subject to their influence or control (such as parents or children who consult with them before they trade), the Director or employee;
•
other persons, such as contractors or consultants, who have access to material nonpublic information, designated by the General Counsel; and
•
all corporations, partnerships, trusts or other entities owned or controlled by any of the above persons.

No person covered by this Section 2 may:

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purchase, sell, gift or donate any securities of the Company while he or she is aware of any material nonpublic information concerning the Company;
•
disclose to any other person any material nonpublic information concerning the Company if it is reasonably foreseeable that such person may use that information in purchasing or selling Company securities;
•
purchase, sell, gift or donate any securities of another company while he or she is aware of any material nonpublic information concerning such other company which he or she learned in the course of his or her service as a Director or employee of the Company;
•
disclose to any other person any material nonpublic information concerning another company which he or she learned in the course of his or her service as a Director or employee of the Company if it is reasonably foreseeable that such person may use that information in purchasing or selling securities of such other company; or
•
assist anyone engaged in the above activities in contravention of this policy.

There are no exceptions to this policy, except as specifically noted herein. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure), or small transactions, are not exempt from this policy. The securities laws do not recognize any mitigating circumstances, and, in any event, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct.

3.
Definition of Material Nonpublic Information

Information is considered “material” if a reasonable investor would consider the information important in making a decision to buy, hold or sell securities. Information expected to affect the Company’s stock price, whether positive or negative, should be considered material.

Common examples of information that will frequently be regarded as material are:

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projections of future earnings or losses or other earnings guidance;
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earnings or losses that are significantly higher or lower than generally expected by the investment community;
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a pending or proposed material merger, acquisition, tender offer, or an acquisition or disposition of significant assets;
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a change in senior management, the Board of Directors or other major changes in personnel;
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major events regarding the Company’s securities, including the declaration of a stock split or the offering of additional securities;
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severe financial liquidity problems;
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actual or threatened major litigation, or the resolution of such litigation;
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the loss of a material customer, business or financing source;
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significant cybersecurity breaches; and
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important product developments.

Other types of information may also be material; no complete list can be given.

“Nonpublic” information is information that is not generally known or available to the public. Information is considered to be available to the public only when it has been broadly disseminated to the marketplace (for example, by means of a filing with the Securities and Exchange Commission, such as a Form 8-K or other periodic report, a press release or a publicly accessible conference call) and enough time has elapsed to permit the investing public to absorb and evaluate the information. As a general matter, the Company considers one trading day to be a sufficient period for new information to be absorbed and evaluated by the market.

Whether a particular item is “material” or “nonpublic” will be judged with the benefit of hindsight. Persons with any questions as to whether information may be considered “material”

and “nonpublic” should contact the Company’s General Counsel.

4. Blackout Periods

The prohibitions in this section apply to:

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all Directors;
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all officers of the Company;
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such other employees as are designated from time to time by the Board, the Chief Executive Officer, the Chief Financial Officer or the General Counsel as being subject to Section 4;
•
all family members of any of the above persons who share the same address as, or whose transactions in the Company’s securities are directed by them or are subject to their influence or control (such as parents or children who consult with them before they trade); and
•
all corporations, partnerships, trusts or other entities owned or controlled by any of the above persons.

In addition to the trading restrictions described in Section 2, no person described in Section 4 may purchase, sell, gift or donate any securities of the Company during the following time periods (each, a “corporate blackout period”):

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earnings blackout - beginning at the close of business on the fifteenth calendar day of the third month of each fiscal quarter and ending upon the completion of the first full trading day after the public announcement of earnings for such quarter; or
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special blackout - during such other periods as may be established from time to time by the Board, the Chief Executive Officer, the Chief Financial Officer or the General Counsel in light of particular events or developments affecting the Company.

In addition, the Company’s financial results may be sufficiently material in a particular fiscal quarter that, in the judgment of the Board, the Chief Executive Officer, the Chief Financial Officer or the General Counsel, designated persons should refrain from trading in the Company’s securities prior to the commencement of the earnings blackout. In that situation, the Board, the Chief Executive Officer, the Chief Financial Officer or the General Counsel may notify these persons that they should not trade in the Company’s securities without disclosing the reason for the restriction. No person covered by this Section 4 shall inform a person not covered by this Section 4 that an extended earnings blackout or a special blackout period is in effect. Even if the Board, the Chief Executive Officer, the Chief Financial Officer or the General Counsel has not designated you as a person who should not trade due to a blackout period, you should not trade while aware of material nonpublic information.

5. Exemptions

The prohibitions on purchases, sales, gifts and donations of Company securities while aware of material nonpublic information or during corporate blackout periods do not apply to:

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Purchases made under the Employee Stock Purchase Plan resulting from a periodic contribution of money to the plan pursuant to an employee’s then current election; provided, however, that subsequent transactions in the securities so acquired are subject to the policy. The prohibitions of this policy do apply to elections to participate in the plan or to change the amount being contributed to it.
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Exercises of stock options or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations, in each case in a manner permitted by the applicable stock option acquired pursuant to a Company equity incentive plan; provided, however, that subsequent transactions in the securities so acquired (either outright or in connection with a “cashless” exercise transaction through a broker) as well as any other market sale for the purpose of generating the cash needed to pay the exercise price of or taxes associated with an option are subject to the policy.
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The vesting of restricted stock units or the surrender of shares to the Company in satisfaction of any tax withholding obligations incurred in connection with the vesting of shares of restricted stock or restricted stock units in a manner permitted by the applicable award agreement; provided, however, that subsequent transactions in the remaining vested securities are subject to the policy.
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Purchases of Company stock in the Cabot 401(k) Plan resulting from a periodic contribution of money to the plan pursuant to a payroll deduction election or any Company contribution. The trading restrictions do apply, however, to elections made under the Cabot 401(k) Plan to (a) increase or decrease the percentage of a periodic contribution allocated to the Cabot Common Stock fund, (b) make an intra-plan transfer of an existing account balance into or out of the Cabot Common Stock fund, (c) borrow money against a 401(k) Plan account if the loan will result in a liquidation of some or all of a participant’s Cabot Common Stock fund balance, and (d) pre-pay a loan from the 401(k) Plan if the pre-payment will result in the allocation of loan proceeds to the Cabot Common Stock fund.

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Elections to purchase or purchases of securities from the Company or sales or pledges of securities to the Company.
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Donations of securities of the Company to any person or entity to whom this policy applies.
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Transactions in mutual funds that are invested in the Company’s securities.
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Purchases or sales made pursuant to a written binding contract, plan or specific instruction which is adopted and operated in compliance with Rule 10b5-1 (a “Rule 10b5-1 trading plan”) was approved by the Company’s Law Department prior to its adoption, amendment or termination.

In addition, any purchase of the Company’s securities from the Company or sales of the Company’s securities to the Company not already identified in this Section 5 are not subject to this policy.

6.
Procedures for Pre-Clearance and Section 16 Reporting of Securities Transactions

This Section 6 applies to:

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all Directors;
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all officers of the Company and all other persons who have been designated “officers” of the Company, as such term is defined in Securities and Exchange Commission regulations issued under Section 16 of the Exchange Act (referred to as “Section 16 officers”);
•
such other employees as are designated from time to time by the Board, the Chief Executive Officer, the Chief Financial Officer or the General Counsel as being subject to Section 6;
•
all family members of any of the above persons who share the same address as, or whose transactions in the Company’s securities are directed by them or are subject to their influence or control (such as parents or children who consult with them before they trade); and
•
all corporations, partnerships, trusts or other entities owned or controlled by any of the above persons.

No person covered by this Section 6 may purchase, sell, donate or otherwise acquire or dispose of securities of the Company, other than in an exempt transaction (as defined below), unless he or she pre-clears such transaction with the General Counsel. When a request for pre-clearance is made, the requestor should carefully consider whether he or she may be aware of any material nonpublic information about the Company and should describe fully those circumstances to the General Counsel. For purposes of this Section 6, an “exempt transaction” shall mean:

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an acquisition of shares of Company common stock pursuant to the Employee Stock Purchase Plan;
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purchases of Company stock in the Cabot 401(k) Plan resulting from a periodic contribution of money to the plan pursuant to a payroll deduction election or any Company contribution;
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an acquisition of Company securities pursuant to a stock split, stock dividend or pro rata distribution to Company stockholders;
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an acquisition pursuant to a dividend or interest reinvestment plan satisfying the conditions of Rule 16a-11 under the Exchange Act; and
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an acquisition or disposition of Company securities pursuant to a domestic relations order, as defined in the Internal Revenue Code.

A request for pre-clearance should be submitted at least two days in advance of the proposed purchase, sale or other acquisition or disposition of securities of the Company by submitting in writing or by e-mail a Request for Clearance of Securities Transaction using the form attached to this Policy to describe the type of proposed transaction (an open market purchase, a privately negotiated sale, an option exercise, etc.), the proposed date of the transaction, and whether the proposed transaction will be effected by the Director, the officer or Section 16 officer or by a relative or affiliated entity. For purposes of this Section 6, a purchase, sale, donation or other acquisition or disposition shall be deemed to occur at the time the person becomes irrevocably committed to it; in the case of an open market purchase or sale, this occurs when the trade is executed (not when it settles). The General Counsel is under no obligation to approve a transaction submitted for pre-clearance and may determine not to permit the transaction for any or no reason. If a person seeks pre-clearance and permission to engage in the transaction is denied, then he or she should refrain from initiating any transaction in the Company’s securities and should not inform any other person of the restriction. If permission is granted, the requestor must complete the proposed transaction within three trading days or make a new request.

In order to assist the Company’s Directors and Section 16 officers comply with their reporting obligations under Section 16 of the Exchange Act, any broker representing a Director or Section 16 officer should be provided with a Broker Instruction/Representation Form that advises the broker that the individual is a Section 16 reporting person and, when completed, (i) prohibits the broker from entering an order without first verifying with the Company that a proposed transaction has been pre-cleared and (ii) requires the broker to report the details of any transaction immediately to the Company.

7. Other Prohibitions on Trading Activities

This Section 7 applies to:

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all Directors;
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all participants in the Company’s long-term equity incentive compensation program;
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all family members of any of the above persons who share the same address as, or whose transactions in the Company’s are directed by them or are subject to their influence or control (such as parents or children who consult with them before they trade); and
•
all corporations, partnerships, trusts or other entities owned or controlled by any of the above persons.

No person covered by this Section 7 may:

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engage in any short sales of Company securities, including short sales “against the box” (i.e., short selling securities already owned);
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purchase, sell, or enter into other arrangements involving, puts, calls or other derivative securities on the Company’s securities or otherwise enter into hedging transactions (by means of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds);
•
issue any standing or limit orders for the sale of the Company’s common stock that remain outstanding for more than one (1) day other than in connection with a Rule 10b5-1 trading plan adopted in compliance with this policy; or
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hold the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan.

8. Post-Termination Transactions.

This policy continues to apply to transactions in the Company’s securities even after the termination of a person’s employment or other services to the Company. If an individual is aware of material nonpublic information when his or her employment or service relationship terminates, he or she may not trade in the Company’s securities until that information has become public or is no longer material.

9. Penalties for Violation

The ultimate responsibility for adhering to this policy and avoiding improper trading rests with persons covered by this policy. Violation of any of the foregoing rules is grounds for disciplinary action by the Company, including employment termination.

Any inquiries regarding this policy should be addressed to the General Counsel of the Company, Karen Kalita, at Karen.Kalita@cabotcorp.com, or the Corporate Secretary and Chief Counsel-Securities and Governance, Jane A. Bell, at jane.bell@cabotcorp.com.

Cabot Corporation

Policy on Transactions in Securities

Form of Request for Clearance of Securities Transactions

Name:
Title:
Proposed Transaction Date[1]:
Type of Transaction (e.g., purchase, sale, gift):
Type of Security:
Number of Shares:

I hereby certify that I have reviewed the Cabot Corporation’s Policy on Transactions in Securities and that I am not aware of any material nonpublic information about Cabot Corporation. I acknowledge that violation of the Policy will result in disciplinary action, up to and including termination for cause and may result in severe legal penalties under applicable securities laws.

(Signature)

Date:

1 Transactions must be consummated within three business days of receipt of clearance from the General Counsel (or other designated attorneys) unless an exception is granted or the person becomes aware of material nonpublic information before the trade is executed, in which case the preclearance is void and the transaction must not be completed.